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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use in the prospectus supplement of Chevy Chase Auto Receivables Trust 2000-2 of our report dated September 8, 2000 related to Chevy Chase Auto Receivables Trust 2000-2's balance sheet as of September 8, 2000 included therein.


/s/ Arthur Andersen LLP

Vienna, VA

September 8, 2000